SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 4, 2002
Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	1-3523 (Commission file number)	48-0290150 (I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612
(Address of principal executive offices)

(785) 575-6300
(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.    Other Events

On September 27, 2002, we announced that our Board of Directors had appointed a Special Committee to investigate certain matters relating to a grand jury investigation and subpoenas served by the United States Attorney’s Office in Topeka, Kansas. On October 4, 2002, the Board of Directors modified the Special Committee membership so the Special Committee consists of Charles Q. Chandler, IV, as Chairman, and R.A. Edwards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2002	WESTAR ENERGY, INC.

	By:	/S/ PAUL R. GEIST

Paul R. Geist, Senior Vice President and Chief Financial Officer